POWER OF ATTORNEY

(Section 16 of the Securities
Exchange Act of 1934)

 Know all by these presents, that the undersigned hereby constitutes and appoints Ginny Edwards and Robert Wilon, and each of them as the undersigned's true and lawful attorney-in-fact to:

(1) prepare and execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the under-
signed's capacity as a director or officer  of Avon Products, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; and

(3) do and perform any and all acts for and on behalf of the under-
signed which may be necessary or desirable to complete and execute any such Form
3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority.

 The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company's Secretary.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 9, 2017.

      /s/ W. Don Cornwell
           W. Don Cornwell